Exhibit 10.5.5
The Second Supplemental Agreement to the Subscription Agreement
THIS SECOND SUPPLEMENTAL AGREEMENT TO THE SUBSCRIPTION AGREEMENT (this “Agreement”) is made in Beijing, the People’s Republic of China (the “PRC”), on August 12, 2009 by and among
Redgate Media Group (“Company”), a company incorporated under the laws of Cayman Islands with its registered office at Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman, Cayman Islands, British West Indies;
and
Redgate Media AD Co., Ltd (“PRC Redgate”), a company incorporated under the laws of the PRC with its registered office at 8/F CITIC Bldg. B, 19 Jianguomenwai, Beijing, China 100004
and
Lu Xiaoyi (“Subscriber”), citizen of the PRC, whose PRC passport number is G10765870
The Company, PRC Redgate and the Subscriber are collectively referred to as the “Parties” and individually as a “Party”.
Whereas:
(a)	The Company, the PRC Redgate and the Subscriber executed a Subscription Agreement relating to the subscription of the share capital of the Company on 8th October, 2007 (“Subscription Agreement”), and a Supplemental Agreement to the Subscription Agreement on 9th February, 2009 (“the First Supplemental Agreement”);

(b)	Section 2.2 (“Determination of Consideration”) of the Subscription Agreement provides the determination method of the Subscribed Shares and the Cash Payment, and the Parties have amended the provisions of Section 2.2 of the Subscription Agreement in the First Supplemental Agreement (“New Section 2.2”). The New Section 2.2 provides the determination method of “Payment for 2008 Earning”;

(c)	Substantial changes occurred after signing of the First Supplemental Agreement and the Parties now agree to amend the provisions in relation to “Payment for 2008 Earning” under New Section 2.2 of the Subscription Agreement. The Parties hereby acknowledge and agree that the amendments hereunder shall supersede in all aspects the provisions in relation to “Payment for 2008 Earning” under New Section 2.2 of the Subscription Agreement as amended by the First Supplemental Agreement.

In consideration of the terms and conditions and the mutual covenant and other good considerations the receipt of which are hereby confirmed, the Parties hereto agree and confirm as follows:
(1)	Given the background as contemplated in the recital, the provisions under the heading “Payment for 2008 Earning” of New Section 2.2 of the Subscription Agreement shall be hereby replaced in entirety by the following:

“Section 2.2 Determination of Consideration
(II)	Payment for 2008 Earning:

The Parties hereby understand and agree that the total amount of the Payment for 2008 Earning (the “2008 Payment”) shall be calculated as follows:

2008 Payment = B x 7 x 60%

Where:

B = the net profit of Meiyixinfeng for the year end 31st December 2008 calculated in accordance with US GAAP (“Meiyixinfeng 2008 Net Profit”).

The Company shall pay the 2008 Payment to the Subscriber in the following three (3) tranches:

(i) the first tranche of 2008 Payment (“First Tranche of 2008 Payment”)

The First Tranche of 2008 Payment shall be US$785,215. The Parties hereby further understand and agree that the RMB582,025 (i.e., USD 85,215 calculated at the exchange rate of 1USD=6.83RMB) debt owed by the Subscriber to Meiyixinfeng shall be deducted by the Company from this payment of US$785,215.

(ii) the second tranche of 2008 Payment (“Second Tranche of 2008 Payment”)

The Second Tranche of 2008 Payment shall be calculated as follows:

Second Tranche of 2008 Payment = D + E - RMB 500,000

Where:

D = the cash that has been collected before December 31, 2009 from Meiyixinfeng’s accounts receivable as indicated in its unaudited management accounts as of the date of this Agreement (“Accounts Receivable”).

E = the cash balance in the China Merchant Bank account # 0785577710001 in the name of Meiyixinfeng as at the signing date of this agreement. The cash balance amount at August 12, 2009 is RMB 2,702,511 or USD 395,682 (I USD = 6.83 RMB).

The Parties hereby understand and acknowledge that PRC Redgate has duly and fully paid the Subscriber and the other two shareholders of Meiyixinfeng an amount of RMB 500,000, to buy, acquire and enjoy all the one hundred percent (100%) equity interests of Meiyixinfeng.

(iii) the third tranche of 2008 payment (“Third Tranche of 2008 Payment”)

The Third Tranche of 2008 Payment shall be calculated as follows:

Third Tranche of 2008 Payment = the 2008 Payment - the First Tranche of 2008 Payment - the Second Tranche of 2008 Payment
The Parties hereby understand and agree that the payment schedule and method of the 2008 Payment shall be as follows:
The First Tranche of 2008 Payment shall be made by the Company to the Subscriber within one (1) business day after August 12, 2009, and the Subscriber shall, within one (1) business day following the payment of the First Tranche of 2008 Payment, hand over all chops, including but not limited to the company chop and finance chop of Meiyixinfeng, and all the accounting and statutory books and records of Meiyixinfeng to the Company or other entities as designated by the Company.

The Subscriber shall, upon payment of the First Tranche of 2008 Payment by the Company, by himself, and upon request of the Company, cause all management personnel of Meiyixinfeng to warrant that all existing and potential liabilities/obligations of Meiyixinfeng have been properly and duly reflected in Meiyixinfeng’s books and records up to the signing date without untrue statements or omissions.

The Second Tranche of 2008 Payment shall be made by the Company to the Subscriber in accordance with the terms and conditions herein within five (5) business days upon signing of this Agreement. It is further agreed that any accounts receivable collected subsequently shall be paid to the Subscriber within five (5) business days after the cash is cleared and available for collection and cash balance is above RMB 20,000.

If the Second Tranche remains unpaid five (5) business days after due date in accordance with the provisions herein, the Company shall pay default interest on the Tranche B at 0.3% per day.

The Third Tranche of 2008 Payment should be made by the Company to the Subscriber within seven (7) business days upon signing this agreement. The Parties hereby understand and agree that the Third Tranche of 2008 Payment shall be in the form of a promissory note (the “Promissory Note”). The amount payable under the Promissory Note shall be due on December 31, 2009, subject to confirmation of net earning number for the fiscal year 2008 of Beijing Meiyixinfeng Media Technology Co., Ltd. by PriceWaterhouseCoopers in accordance with US GAAP. The principal sum payable in the Promissory Note shall be adjusted in accordance with the formula for calculating the Third Tranche of 2008 Payment as stipulated above. The terms and conditions of the Promissory Note are set forth in Appendix I.

Except as stipulated herein, all conditions precedent for 2008 Payment under the First Supplemental Agreement and the Subscription Agreement are hereby waived by the Parties.

(2)	Except for the amendments stipulated hereunder, other sections and articles under the Subscription Agreement shall remain binding upon the Parties pursuant to the terms and conditions of the Subscription Agreement.

(3)	All capitalized terms used herein and defined or construed in the Subscription Agreement shall have the same meanings as so defined or construed unless otherwise defined herein.

IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the Parties hereto as of the date first written above.

Redgate Media Group
By	/s/ Zhu Ying
	Name:	Zhu Ying
	Title:	President

Redgate Media AD Co., Ltd.
By	/s/ Zhu Ying
	Name:	Zhu Ying
	Title:	Board Chairman

Lu Xiaoyi
By	/s/ Lu Xiaoyi

Appendix I
Promissory Note

PROMISSORY NOTE
Dated as of August 12, 2009
Amount: United States Dollars 697,139
1.	FOR VALUABLE CONSIDERATION RECEIVED, REDGATE MEDIA GROUP, a company incorporated under the laws of Cayman Islands with its registered office at Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman, Cayman Islands, British West Indiesthe Company (the “Company”) promises to pay to or to the order of LU XIAOYI, a Chinese citizen and holder of People’s Republic of China passport number: G10765870 (the “Holder”) the amount of United States Dollars 697,139 (the “Principal Sum”) subject to Section 3, on demand, with an interest rate of 1.8% per annum.

2.	Subject to Section 3, this Promissory Note is repayable in full on December 31, 2009 and thereafter within seven (7) working days upon the Company’s receipt of a written demand issued by the Holder to the Company.

3.	Any payment under this Promissory Note shall be subject to confirmation of net earning number for the fiscal year 2008 of Beijing Meiyixinfeng Media Technology Co., Ltd. by PriceWaterhouseCoopers in accordance with US GAAP. The Principal Sum owing hereunder and the interest thereon shall be adjusted in accordance with the formula for calculation of the Third Tranche of 2008 Payment (the “Final Principal Sum”) as stipulated in the Subscription Agreement signed by the Company, Holder and Redgate Media AD Co., Ltd. on October 8, 2007 as amended by the Supplemental Agreement on February 9, 2009 and further amended by the Second Supplemental Agreement on August 12, 2009 (collectively, the “Subscription Agreement”). For avoidance of doubt, the Final Principal Sum shall be binding and conclusive on both parties for the purpose of calculating the actual amount owed by the Company to the Holder under this Promissory Note.

4.	The Loan shall bear interest of 1.8% per annum prior to default. If the Principal Sum remains unpaid seven (7) working days after the written demand from the Holder in accordance with the provisions herein, the Company shall pay default interest on the Principal Sum and any interest accrued and remaining unpaid from time to time at 0.3% per day, calculated monthly from the date of demand hereunder.

5.	The Company shall have the right and privilege of prepaying all or any part of the Principal Sum outstanding without notice to the Holder and without penalty or bonus on the amount so prepaid.

6.	Failure of the Holder to enforce any or his rights or remedies under shall not constitute a waiver of the rights of the Holder to enforce such rights and remedies thereafter.

7.	This Note is not a negotiable instrument and may not be assigned by the Holder without the written consent by the Company. The obligations of the Company hereunder shall be binding upon its successors and assigns.

8.	None of the terms or provisions under this Promissory Note may be waived, altered, modified or amended except with the written consent of all parties hereto.

9.	This Promissory Note shall be governed by and construed in all respects in accordance with the laws of the Hong Kong Special Administrative Region of the People’s Republic of China.
IN WITNESS WHEREOF this Promissory Note has been executed by the Company as a deed on the day and year first above written.

The Common Seal of	)
Redgate Media Group	)
was hereunto affixed	)
in the presence of:	)
	)	(seal)
)
)
)
Name: Zhu Ying	)
Title: President	)

Acknowledged by:

Lu Xiaoyi